UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 8, 2011

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2011, eHealthInsurance Services, Inc., a wholly-owned subsidiary of eHealth, Inc. (the “Company”), entered into a Third Amendment to Lease Agreement (the “Lease Amendment”), effective July 8, 2011, with Brian Avery, Trustee of the Avery Generations Trust, to amend the Lease Agreement dated as of May 2004, as amended, relating to the Company’s corporate headquarters (the “Lease Agreement”).

The Lease Amendment extends the term of the Company’s lease of approximately 17,740 square feet of office space in Mountain View, California (the “Mountain View Premises”) such that the lease expires August 31, 2018. Under the terms of the Lease Amendment, the monthly base rent for the Mountain View Premises shall be as follows: (i) for the period from September 1, 2011 through August 31, 2012, the monthly base rent shall be $43,463.00 per month, and (ii) for the period from September 1, 2012 and each one-year anniversary thereafter (each, a “Lease Anniversary Date”) during the term of the Lease Agreement, the monthly base rent shall be increased on each Lease Anniversary Date to an amount equal to 103% of the monthly base rent in the immediately preceding month.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.14.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.14.3	Third Amendment to Lease Agreement, effective as of July 8, 2011, between eHealthInsurance Services, Inc. and Brian Avery, Trustee of the Avery Generations Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Stuart M. Huizinga
Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: July 12, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.14.3	Third Amendment to Lease Agreement, effective as of July 8, 2011, between eHealthInsurance Services, Inc. and Brian Avery, Trustee of the Avery Generations Trust.